ROCSOP--Conservative Investor Fund

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Portfolio. Accordingly, the following amounts have been reclassified for January 31, 2006. Net assets of the Portfolio were unaffected by the reclassifications.

                                                                       REDUCTION
                                           INCREASE           TO ACCUMULATED NET
        INCREASE                 TO ACCUMULATED NET                REALIZED GAIN
        TO PAID-IN CAPITAL        INVESTMENT INCOME            ON INVESTMENTS(2)
        ------------------------------------------------------------------------
        $50,565                              $5,508                      $56,073

2. $56,073, all of which was long-term capital gain, was distributed in connection with Portfolio share redemptions.



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ROCSOP--Moderate Investor Fund

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Portfolio. Accordingly, the following amounts have been reclassified for January 31, 2006. Net assets of the Portfolio were unaffected by the reclassifications.

                                                                       REDUCTION
                                           INCREASE           TO ACCUMULATED NET
      INCREASE                   TO ACCUMULATED NET                REALIZED GAIN
      TO PAID-IN CAPITAL          INVESTMENT INCOME            ON INVESTMENTS(2)
      --------------------------------------------------------------------------
      $158,729                               $9,057                     $167,786

2. $167,786, all of which was long-term capital gain, was distributed in connection with Portfolio share redemptions.




--------------------------------------------------------------------------------

ROCSOP--Active Allocation Fund

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Portfolio. Accordingly, the following amounts have been reclassified for January 31, 2006. Net assets of the Portfolio were unaffected by the reclassifications.


                                                                   REDUCTION
                                     INCREASE             TO ACCUMULATED NET
  INCREASE                 TO ACCUMULATED NET                  REALIZED GAIN
  TO PAID-IN CAPITAL        INVESTMENT INCOME               ON INVESTMENTS(2)
  --------------------------------------------------------------------------
  $489,302                            $16,621                       $505,923

2. $506,265, all of which was long-term capital gain, was distributed in connection with Portfolio share redemptions.


--------------------------------------------------------------------------------

ROCSOP--Aggressive Investor Fund

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Portfolio. Accordingly, the following amounts have been reclassified for January 31, 2006. Net assets of the Portfolio were unaffected by the reclassifications.

                                                                       REDUCTION
                                         REDUCTION            TO ACCUMULATED NET
      INCREASE                      TO ACCUMULATED                 REALIZED GAIN
      TO PAID-IN CAPITAL           INVESTMENT LOSS             ON INVESTMENTS(2)
      --------------------------------------------------------------------------
      $91,991                              $85,204                      $177,195

2. $95,557, all of which was long-term capital gain, was distributed in connection with Portfolio share redemptions.